Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of CurrencyShares® Euro Trust of our report dated December 23, 2009 relating to the financial statements, which appears in CurrencyShares® Euro Trust’s Annual Report on Form 10-K/A for the year ended October 31, 2010. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Baltimore, Maryland

January 11, 2012